SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

October 18, 2006

MOBILEPRO CORP.
_____________
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51010	87-0419571

(State of Incorporation)	(Commission File Number )	(IRS Employer Identification No.)

6701 Democracy Blvd., Suite 202
Bethesda, MD 20817
_____________
(Address of principal executive offices) (Zip Code)

(301) 315-9040
_____________
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 23, 2006 the Registrant (“Mobilepro”) entered into a second amendment to the Securities Purchase Agreement dated August 28, 2006 with Cornell Capital to accelerate payment of 50% of the second of three tranches or $1,175,000 from February 1, 2007 to no later than November 15, 2006. Under the Securities Purchase Agreement Cornell Capital agreed to invest up to $7,000, 000 in convertible debt financing in three tranches of $2,300,000 (which was paid when the Securities Purchase Agreement was executed), $2,350,000 originally to be paid December 1, 2006 that was delayed until February 1, 2007 and $2,350,000 to be paid upon an effective registration statement to register the shares under the $7,000,000 convertible debenture.

The description of the amendment to the Securities Purchase Agreement is qualified in its entirety by Amendment No. 2 to Securities Purchase Agreement which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On October 18, 2006 the Employment Agreement with Tom Mazerski, Chief Executive Officer of CloseCall America, Inc., a wholly-owned subsidiary of Mobilepro and a CLEC offering a full array of telecommunications products and services, expired and was not renewed by mutual agreement so that Mr. Mazerski could pursue other interests. Greg Van Allen will assume the positions of Senior Vice President and General Manager of CloseCall America to replace Mr. Mazerski and will be reporting to Doug Bethell, Executive Vice President of Mobilepro who reports directly to Jerry Sullivan, President and COO of Mobilepro.

Mobilepro Corp. issued a press release announcing the promotion of Greg Van Allen and the departure of Tom Mazerski, a copy of which is incorporated herein and attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Amendment No. 2 to Securities Purchase Agreement dated October 23, 2004 between Mobilepro Corp. and Cornell Capital Partners, LP.

99.1	Press Release dated October 24, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

By:	/s/ Jay O. Wright
Jay O. Wright
Chief Executive Officer
MOBILEPRO CORP.

Date: October 24, 2006

Exhibit 99.1

Exhibit 10.1